EXHIBIT 10.3

SETTLEMENT AGREEMENT WITH RESPECT TO SETTLEMENT OF THE BANK LENDER APPEALS BETWEEN AND AMONG W. R. GRACE & CO., ON BEHALF OF ITSELF AND THE GRACE DEBTORS, AND THE BANK LENDER GROUP
This SETTLEMENT AGREEMENT, entered into as of December 23, 2013 between W. R. Grace & Co. (“Grace”) and the Grace Debtors1 in the chapter 11 bankruptcy cases consolidated for administrative purposes as In re W. R. Grace & Co., et al., Debtors, Case No. 01-1139 (the “Bankruptcy Case”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and certain holders of claims under the Pre-petition Credit Facilities (collectively, the “Bank Lender Group”).2
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1 The Grace Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty     Chemicals, Inc.), W. R. Grace & Co.‑Conn., A‑1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants,     Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., G C Limited Partners I, Inc. (f/k/a Grace Cocoa Limited Partners I, Inc.), G C Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc., GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A‑B Inc., Grace A‑B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H‑G Inc., Grace H‑G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation, W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica‑Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor‑BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor‑BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden‑Gulch West Coal Company and H‑G Coal Company.
2 The Bank Lender Group includes the following institutions: Bank of America, N.A.; Glendon Capital Management LP (f/k/a Barclays Bank PLC); BBT Fund, L.P.; BBT Master Fund, L.P.; Caspian Capital Partners, L.P.; Caspian Select Credit Master Fund, Ltd.; Caspian Solitude Master Fund, L.P.; Consumer Program Administrators, Inc.; Farallon Capital Management LLC (as investment manager of AFC Investors Trust, BFC Investors Trust, CFC Investors Trust, EFC Investors Trust, HFC Investors Trust, MFC Investors Trust and VFC Investors Trust); Halcyon Loan Trading Fund LLC; HCN LP; HLF LP; HLTS Fund II LLP; Intermarket Corp.; JPMorgan Chase Bank, N.A.; LLT Ltd.; LMA SPC for and on behalf of the MAP98 Segregated Portfolio; Loeb Arbitrage Offshore Partners, Ltd.; Macquarie Bank Limited; Mariner LDC; MSD Credit Opportunity Master Fund, L.P.; Nomura Waterstone Market Neutral Fund; Oceana Master Fund Ltd.; OCP Investment Trust; Onex Debt Opportunity Fund, Ltd.; Onex Senior Credit II, LP; Onex Senior Credit Fund, L.P.; Pentwater Equity Opportunities Master Fund Ltd.; Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio; PWCM Master Fund Ltd.; Royal Bank of Scotland, PLC; SOLA Ltd.; Solus Core Opportunities L.P.; Solus Core Opportunities Master Fund Ltd.; Taconic Master Fund 1.5 L.P.; Taconic Opportunity Master Fund L.P.; Thracia LLC; Ultra Master Ltd.; Visium Asset Management, LP; Waterstone Distressed Opportunities Fund, Ltd.; Waterstone Market Neutral Mac51, Ltd.; Waterstone Market Neutral Master Fund, Ltd.; Waterstone MF Fund, Ltd.; Waterstone Offshore AD Fund, Ltd.; and Waterstone Offshore ER Fund, Ltd., together with certain funds affiliated with or managed by such entities (collectively, the “Bank Lender Group.” Other than HLTS Fund II LLP and Farallon Capital Management LLC, all of the current members of the Bank Lender Group were also members as of the filing of the Bank Lender Group’s opening brief in the Third Circuit.

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WHEREAS, on March 28, 2003 the administrative agent under the Pre-petition Credit Facilities3 (the “Agent”) timely filed Claim Nos. 9159 and 9168 (the “Proofs of Claim”) in the Bankruptcy Case for amounts due under the Pre-Petition Credit Facilities. On June 13, 2008 the Debtors filed their Objection to the Unsecured Claims Asserted Under the Debtors’ Credit Agreements Dated as of May 14, 1998 and May 5, 1999 [Docket No. 18922]. On May 19, 2009 the Bankruptcy Court issued its Memorandum Opinion and Order with respect to Debtors’ Objection to the Unsecured Claims Asserted Under the Debtors’ Credit Agreements Dated as of May 14, 1998, and May 5, 1999 [Docket No. 21747] (the “Claims Order”); and
WHEREAS on May 29, 2009 the Bank Lender Group filed its Notice of Appeal of the Claims Order [Docket No. 21911] (the “Claims Order Appeal”) which was docketed in the District Court as Case No. 09-807; and
WHEREAS, the Plan Proponents filed the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010 [Docket No. 26368] (the “Plan”); and;
WHEREAS, on January 31, 2011, the Bankruptcy Court issued its Memorandum Opinion Regarding Objections to Confirmation of First Amended Joint Plan of Reorganization and Recommended Supplemental Findings of Fact and Conclusions of Law [Docket No. 26154] and Recommended Findings of Fact, Conclusions of Law and Order Regarding Confirmation of First Amended Joint Plan of Reorganization as Modified Through December 23, 2010 [Docket No. 26155]. On February 15, 2011 (the “Confirmation Date,” see Plan, § 1.1.88) the Bankruptcy Court issued its Order Clarifying Memorandum Opinion and Order Confirming Joint Plan as Amended Through December 23, 2010 [Docket No. 26289] (collectively with Docket Nos. 26154 and 26155, the “Confirmation Order”); and
WHEREAS, the Confirmation Order was timely appealed to the District Court for the District of Delaware, Case No. 11-199 (the “Lead District Court Appeal Case”); and
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3 As defined in the Plan, “Pre-Petition Credit Facilities” mean (i) the Credit Agreement, dated as of May 14,     1998, among Grace-Conn., the Parent, the several banks from time to time parties thereto, the co-agents thereto, The Chase Manhattan Bank as administrative agent, and Chase Securities Inc. as arranger; and (ii) the 364-Day Credit Agreement, dated as of May 5, 1999, as amended by the First Amendment dated as of May 3, 2000, among Grace-Conn., the Parent, the several banks from time to time parties thereto, Bank of America National Trust and Savings Association as syndication agent, The Chase Manhattan Bank as administrative agent, Chase Securities Inc. as book manager, and First Union National Bank as documentation agent.

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WHEREAS, on March 28, 2011 the District Court entered an order in the Claims Order Appeal [Case No. 09-807, Docket No. 5], consolidating the Claims Order Appeal with the Lead District Court Appeal Case; and
WHEREAS, on January 30, 2012, the District Court issued its Memorandum Opinion [Docket No. 165] and Order [Docket No. 166] denying or overruling all objections to the Plan and Confirmation Order, among other actions, and confirming the Plan in its entirety; and
WHEREAS, on June 11, 2012, the District Court issued its Consolidated Order Regarding Motions for Reconsideration [Docket No. 215] granting the motions of several parties to clarify or amend its Memorandum Opinion.  In conjunction with its consolidated order, the District Court issued its Amended Memorandum Opinion [Docket No. 217] and Order [Docket No. 218] clarifying and expanding the discussion in its prior opinion and, once more, denying or overruling all objections to the Plan and Confirmation Order and confirming the Plan in its entirety; and
WHEREAS, certain parties appealed the Confirmation Order to the United States Court of Appeals for the Third Circuit (the “Third Circuit”),4 including certain appeals filed by the Bank Lender Group (the “Bank Lender Appeals”);5 and
WHEREAS, the Plan provides that the Bank Lender Group shall be paid, on the Effective Date, the principal amount of their claims (the “Principal”), plus outstanding and undisputed pre-petition interest, plus post-petition interest calculated at the rate prescribed by § 3.1.9(b)(i)(A) of the Plan (the “Plan Rate”) (the “Undisputed Interest”); and
WHEREAS, the main dispute in the Bank Lender Appeals is whether the holders of claims under the Pre-petition Credit Facilities are entitled to postpetition interest at the contract default rate provided under the Pre-petition Credit Facilities (the “Contract Default Rate”), as opposed to postpetition interest arising from the Pre-petition Credit Facilities at the Plan Rate; and
WHEREAS, the Plan acknowledges that the claims of the Bank Lender Group are subject to a pending objection and litigation concerning the amount of post-petition interest to which they are entitled (Plan, § 3.1.9(d)(i)); and
WHEREAS, Grace and the Bank Lender Group desire to resolve the Bank Lender Appeals, including the Proofs of Claim and the Claims Order Appeal (the “Settlement”).
BASED ON THE FOREGOING, Grace (on behalf of itself and the other Grace Debtors) and the Bank Lender Group hereby agree on the following terms of the Settlement:
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4 Third Circuit case nos. 12-1402, 12-1403, 12-1404, 12-1405, 12-1521, 12-2807, 12-2904, 12-2917, 12-    2923, 12-2924, 12-2966, 12-2967, and 12-3143.
5Third Circuit case nos. 12-1402, 12-1403, 12-1404, 12-1405 and 12-2924.

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I ADDITIONAL DEFINITIONS
A.    “Final Order” shall mean an order, the operation or effect of which has not been stayed, reversed, or amended and as to which order the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing by all entities possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure may be filed with respect to such order shall not cause such order not to be a Final Order.

B. “Parties” shall mean, collectively, each of Grace, the Grace Debtors and the Bank Lender Group (each, a “Party”).
C.    “Settlement Approval Order” shall mean an order entered by the Bankruptcy Court approving the Settlement as the result of the Motion described in Section II.C. below.
D.    “Settlement Effective Date” shall mean the day on which the Settlement Approval Order entered by the Bankruptcy Court has become a Final Order.

II. THE SETTLEMENT AND THE PARTIES’ OBLIGATIONS WITH RESPECT THERETO
A. Grace’s Settlement Payment
On the effective date of the Plan (the “Plan Effective Date”), Grace shall transfer the following sums in Cash (as defined in the Plan) to the Agent: (a) $971 million of Principal/Undisputed Interest through December 31, 2013 (the “Plan Payment”), (b) $129 million, which includes reimbursement of the Bank Lenders Group’s legal fees (the “Settlement Payment”), and (c) interest on the Plan Payment and the Settlement Payment for the period from January 1, 2014 to the Plan Effective Date in accordance with Section II.B below ((a), (b) and (c) collectively, the “Lender Payment”). The Lender Payment shall be in full and final satisfaction of all amounts due and owing under the Pre-petition Credit Facilities, the Proofs of Claim, the Plan, or otherwise.

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B. Grace’s Obligation to Pay Interest on the Plan Payment and the Settlement Payment
(a) Beginning on January 1, 2014 and continuing until the earlier of February 1, 2014 or the Plan Effective Date, simple interest shall accrue on the Plan Payment and the Settlement Payment at the rate of 3.25% per annum.
(b) If the Plan Effective Date has not occurred by January 31, 2014, then beginning on February 1, 2014 and continuing until the Plan Effective Date, simple interest shall accrue on the Plan Payment and the Settlement Payment at the rate of 5.0% per annum.
(c) To the extent the interest paid pursuant to this Section II.B exceeds the Plan Rate, such supplemental interest is paid by the Debtors in settlement of the Debtors’ objection to the Proofs of Claim, the Claims Order Appeal and the Bank Lender Appeals.

C. Settlement Approval Motion
As soon as practicable after the execution of this Settlement Agreement by the Parties, Grace shall file a motion and proposed order in the Bankruptcy Court approving the Settlement (the “Motion”), provided, however, that such Motion shall be in a form reasonably satisfactory to the Bank Lender Group. Such Motion shall include a request that the Bankruptcy Court waive the stay provided for in Rule 6004(h) of the Federal Rules of Bankruptcy Procedure. Grace shall in good faith use its commercially reasonable efforts to obtain, and the other Parties shall support, entry of the Settlement Approval Order at the earliest possible date in light of applicable notice requirements. The Bank Lender Group shall support Grace’s efforts to obtain entry of the Settlement Approval Order.

D. Bank Lender Group’s Obligations
Within three (3) business days of the Settlement Effective Date the Bank Lender Group shall file such documents as are appropriate in the Third Circuit to cause the Bank Lender Appeals to be withdrawn with prejudice and without costs.

E. Obligations of the Parties with Respect to the Bank Lender Appeals
As soon as practicable after the execution of this Settlement Agreement by the Parties, the Parties shall jointly communicate the fact of the Settlement to the Third Circuit, and request that the Third Circuit not rule on the Bank Lender Appeal.

III. MISCELLANEOUS

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A. Retention of Jurisdiction by Bankruptcy Court	The Bankruptcy Court shall retain exclusive jurisdiction to hear any matters or disputes arising from or relating to this Settlement Agreement.
B. Entire Agreement
This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions between Parties. This Settlement Agreement cannot be amended, modified, or waived except by a writing signed by the Parties.

C. Counterparts
This Settlement Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument, and facsimile or electronic signatures transmitted to the other party shall be binding.

D. Joint Drafting
For purposes of interpretation of this Settlement Agreement, the Parties shall be deemed to have jointly drafted this Settlement Agreement and this Settlement Agreement shall not be interpreted in favor or against any of the Parties because such Party or its counsel drafted this Settlement Agreement or any provision of this Settlement Agreement.

E. Authorization of Signatories	The persons executing this Settlement Agreement represent that they are authorized to execute this Settlement Agreement on behalf of the Parties for whom they are signing.
F. Further Assurances
In connection with this Settlement Agreement and the transactions contemplated hereby, each Party may execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its obligations hereunder.

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G. Termination
This Settlement Agreement may not be terminated unless (a) the Third Circuit rules on the Bank Lender Appeal despite this Settlement Agreement or (b) the Bankruptcy Court denies entry of the Settlement Approval Order.  If either of these events occur, any Party may terminate the Settlement Agreement by written notice to the other Parties, in which case this Settlement Agreement shall be of no force and effect; provided, however, that the Parties shall confer within 10 days after entry of any such order, and no termination notice may be given until after such conference has occurred, but such notice must be given within 14 days after such conference.

H. Cooperation	The Parties shall cooperate with each other in good faith in all respects to effectuate the purposes of this Settlement Agreement.
I. Costs
Each Party shall bear its own fees and costs in connection with this Settlement Agreement and the Proofs of Claim, Bank Lender Appeals and Claims Order Appeal which are being resolved by this Settlement Agreement, including attorney’s fees.

Dated: December 23, 2013	W. R. GRACE & CO. on behalf of itself and the Grace Debtors By /s/ MARK A. SHELNITZ Name: Mark A. Shelnitz Title: V. P. and General Counsel
Dated: December 23, 2013	BANK LENDER GROUP By /s/ ANDREW ROSENBERG Name: Andrew Rosenberg Title:

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